EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Stewart Enterprises, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2011.

PricewaterhouseCoopers LLP

New Orleans, Louisiana

June 6, 2012